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For Immediate Release:  June 23, 2015

Molycorp and MCP Exchangeco Announce Postponement of 2015 Annual Meetings of Stockholders
GREENWOOD VILLAGE, Colo. - June 23, 2015  - Molycorp, Inc. (NYSE: MCP) (“Molycorp” or the “Company”) today announced that, in connection with the Company’s previously announced decision to take advantage of the 30-day grace period on semi-annual interest payments on its 10% Senior Secured Notes due 2020 and 3.25% Senior Unsecured Convertible Notes due 2016, and its ongoing efforts to restructure its debt, the Company will reschedule its 2015 Annual Meeting of Stockholders (the “Annual Meeting”), which is currently scheduled for June 25, 2015. The Company currently expects to hold the Annual Meeting in the second half of 2015. An exact date for the Annual Meeting will be announced in due course.

Molycorp’s subsidiary, MCP Exchangeco Inc. (“Exchangeco”), also today announced the postponement of its special meeting of exchangeable shareholders, which was scheduled for Thursday June 25, 2015. The Exchangeco special meeting will be rescheduled for some time in the second half of 2015 concurrent with the holding of the re-scheduled Molycorp Annual Meeting. An exact date for the Exchangeco special meeting will be announced in due course.
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Source:  Molycorp, Inc. ($MCP)

COMPANY CONTACTS:

Jim Sims, +1 (303) 843-8062
Vice President Corporate Communications
jim.sims@molycorp.com

Brian Blackman, +1 (303) 843-8067
Vice President Investor Relations
brian.blackman@molycorp.com

ABOUT MOLYCORP

Molycorp is the only advanced material manufacturer in the world that both controls a world-class rare earth resource and can produce high-purity, custom engineered rare earth products to meet increasingly demanding customer specifications. With production facilities on three continents, the Company produces a wide variety of specialized products from rare earth elements and five rare metals (Gallium, Indium, Rhenium, Tantalum and Niobium). The Company produces rare earth magnetic materials through its Molycorp Magnequench subsidiary, including neodymium-iron-boron (NdFeB) magnet powders, used to manufacture bonded NdFeB permanent rare earth magnets. The Company also markets and sells a line of rare earth-based water treatment products. For more information please visit http://www.molycorp.com.

SAFE HARBOR STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that represent Molycorp’s beliefs, projections and predictions about future events, including the date of the Annual Meeting. These forward-looking statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors.  No representations or warranties (express or implied) are made as to the accuracy of any forward-looking statements, including any estimates or projections.

For more information regarding these and other risks and uncertainties that Molycorp may face, see the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and of the Company’s Quarterly Reports on Form 10-Q. Any forward-looking statement contained in this release or the Annual Report on Form 10-K or the Quarterly Reports on Form 10-Q reflects Molycorp’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. Molycorp assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law.